EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS OF

GERON CORPORATION

(as amended and restated effective December 14, 2023)

Geron Corporation (the “Corporation”), pursuant to the provisions of Section 109 of the Delaware General Corporation Law (the “DGCL”), hereby adopts these Amended and Restated Bylaws (the “Bylaws”), which restate, amend and supersede the bylaws of the Corporation, as previously amended and restated, in their entirety as described below:

ARTICLE I OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of directors shall be held at such time and place as may be fixed from time to time by or in the manner determined by the Board of Directors, and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL.

Section 2. Annual meetings of stockholders shall be held on such date and time as shall be designated from time to time by or in the manner determined by the Board of Directors and stated in the notice of the meeting, for the election of directors and for such other business as may properly be brought before the meeting pursuant to Sections 5 and 6 of this Article II. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors at any time, before or after notice of such meeting has been sent to the stockholders of the Corporation.

Section 3. Notice of each meeting of stockholders (including special meetings) stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten

(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting. Notice shall be deemed given as provided in Section 232 of the DGCL.

Section 4. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect all of the stockholders

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entitled to vote as of the tenth (10th) day before the meeting date. Nothing in this Section 4 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the date before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 5. (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 5 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 8 of this Article II. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Article II, Section 6 and this Section 5 shall not be applicable to nominations except as expressly provided in Article II, Section 6.

(b)
Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to the information contained in such notice at the times and in the forms required by this Section 5.

To be timely, a stockholder’s notice must be received at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the one(1)-year anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 5(b), if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if later, then the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)
To be in proper form for purposes of this Section 5, a stockholder’s notice to the Secretary shall set forth:

(i)
As to each Proposing Person (as defined below), (A) the name and address of each Proposing Person who is a record stockholder as such name and address appear on the Corporation’s books and records, and the name and address of each other Proposing Person; and (B) the class, series and number of shares of the capital stock of the

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Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each Proposing Person, except that, for the purposes of this Section 5(c)(i), such Proposing Person shall in all events be deemed to beneficially own all shares of any class or series of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership, whether immediately or at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii)
As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by or on behalf of or for the benefit of such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of capital stock of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of capital stock of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of capital stock of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, directly or indirectly, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions; (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of capital stock of the Corporation; (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of capital stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of capital stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of capital stock of the Corporation (“Short Interests”); (D) any rights to dividends on the shares of any class or series of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation; (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any; (F) a representation that the stockholder is a holder of record of shares of the Corporation at the time of giving notice, will be entitled to vote at the meeting and that such stockholder (or a qualified representative thereof) intends to appear at the meeting to propose the business that is specified in the notice; (G) a representation whether any Proposing Person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such proposal and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and a representation as to whether the Proposing Person intends or is part of a group that intends (x) to deliver, or make available, a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s voting shares required to approve or adopt the business and (y) to otherwise solicit proxies or votes from stockholders in support of such business; (H) a certification regarding whether each Proposing Person has complied with all applicable federal, state and other legal requirements in connection with such Proposing Person’s acquisition of shares of capital stock or other securities of the Corporation and/or such

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Proposing Person’s acts or omissions as a stockholder or beneficial owner of the Corporation; and (I) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (I) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii)
As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder.

For purposes of this Section 5, the term “Proposing Person” shall mean each of (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for all purposes of these Bylaws) of such stockholder or beneficial owner, directly or indirectly.

(d)
A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement the information contained in such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of an update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof); provided, that, no such update and supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Proposing Person or the validity (or invalidity) of any proposal that failed to comply with this Section 5 or is rendered invalid as a result of any inaccuracy therein.

(e)
Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 5. The chairperson of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 5, and if he or she should so determine, he or she shall so declare to the meeting and such business shall not be transacted, notwithstanding that such proposal is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such business may have been solicited or received.

(f)
This Section 5 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the

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Exchange Act. In addition to the requirements of this Section 5 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 5 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g)
For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 6. (a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting called by the Board of Directors, the Chairman, the chief executive officer or the president (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 6 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 6 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting.

(b)
Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Article II, Section 5) thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation and (ii) provide any updates or supplements to the information contained in such notice at the times and in the forms required by this Section 6. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof (as described below) in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to the information contained in such notice at the times and in the forms required by this Section 6.

To be timely, a stockholder’s notice for nominations to be made at a special meeting must be received at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the ninetieth (90th) day prior to such special meeting or, if later, then the close of business on the tenth (10th) day following the day on which public disclosure (as defined in Article II, Section 5) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 6(b).

(c)
To be in proper form for purposes of this Section 6, a stockholder’s notice to the Secretary shall set forth:

(i)
As to each Nominating Person (as defined below), the Stockholder Information (as defined in Article II, Section 5(c)(i), except that for purposes of this Section 6 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article II, Section 5(c)(i));

(ii)
As to each Nominating Person, any Disclosable Interests (as defined in Article II, Section 5(c)(ii), except that for purposes of this Section 6 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article II, Section

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5(c)(ii) and the disclosure in clauses (F) through (I) of Section 5(c)(ii) shall be made with respect to the nomination and election of directors at the meeting), including that, in addition to the disclosures set forth in Section 5(c)(ii)(G), the Nominating Person must also make a representation that such person intends to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(iii)
As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 6 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

(iv)
The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(v)
The number of nominees a stockholder may nominate for election at the annual meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. A stockholder may not designate any substitute nominee(s) unless the stockholder provides timely notice of such substitute nominee(s) in accordance with this Section 6 (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute nominee(s) that are required by the Bylaws with respect to nominees for director).

For purposes of this Section 6, the term “Nominating Person” shall mean each of (i) the stockholder providing the notice of the nomination proposed to be made at the meeting,

(ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, or (iii) any affiliate or associate of such stockholder or beneficial owner.

(d)
A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement the information contained in such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof); provided, that, no such update and

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supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Nominating Person or a nominee or the validity (or invalidity) of any nomination that failed to comply with this Section 6 or is rendered invalid as a result of any inaccuracy therein.

Notwithstanding anything in Section 6(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public disclosure naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 6(b), a stockholder’s notice required by this Section 6 that complies with the requirements in Section 6(b) (other than the timing requirements) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the Corporation.

(e)
To be eligible to be a nominee for election as a director of the Corporation pursuant to a nomination under clause (ii) of Section 6(a), each Nominating Person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 5(b), 6(b) or 6(d), as applicable) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary within ten (10) days following a written request therefor by the Nominating Person) and a written representation and agreement (in the form provided by the Secretary within ten (10) days following a written request therefor by the Nominating Person) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding (whether oral or in writing) with, and has not given any commitment or assurance to any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in the questionnaire or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding (whether oral or in writing) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed in the questionnaire; (iii) would be in compliance as a director of the Corporation, and will comply, if elected, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are publicly disclosed or which were provided by the Secretary with the written representation and agreement required by this Section 6(e); and (iv) if elected as a director of the Corporation, such proposed nominee intends to serve the entire term until the next meeting at which such proposed nominee would face re-election.

(f)
Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 6. The chairperson at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 6 (including, without limitation, compliance with Rule 14a- 19 promulgated under the Exchange Act), and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that such nomination is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nominations may have been solicited or received.

Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if any Nominating Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently (x) fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely

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provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence) or (y) fails to inform the Corporation that such Nominating Person no longer plans to solicit proxies in accordance with the requirements of Rule 14a-19 promulgated under the Exchange Act by delivering a written notice to the Secretary at the principal executive offices of the Corporation within two (2) business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nominee is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the Corporation. If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) as a result of any notice provided by any Nominating Person pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board of Directors or any authorized committee thereof shall not be deemed (for purposes of clause (i) of Section 6(a) or otherwise) to have been made pursuant to the Corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a Nominating Person pursuant to clause (ii) of Section 6(a) and, in the case of a special meeting of stockholders, pursuant to and to the extent permitted under paragraph (b) of Section 6 of these Bylaws.

(g)
In addition to the requirements of this Section 6 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(h)
For purposes of Sections 5 and 6, “close of business” means 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.

Section 7. Notwithstanding the foregoing provisions, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election) and such proposed business shall not be transacted, notwithstanding that such nomination or proposed business is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such vote may have been solicited or received by the Corporation. For purposes of these Bylaws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, shall be provided to the Secretary of the Corporation at least five (5) business days prior to the meeting of stockholders.

Section 8. (a) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may only be called by (i) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), (ii) the Chairman of the Board of Directors, or the chief executive officer or president (in the absence of a chief executive officer) or (iii) the Secretary of the Corporation following the Secretary’s receipt of signed

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written requests to call a meeting from the holders of at least a majority of the voting power (the “Required Percentage”) of the capital stock of the Corporation issued and outstanding and entitled to vote (for purposes of this Section, the “Voting Stock”) in accordance with this Section 8. Except as otherwise required by law, special meetings of stockholders of the Corporation may not be called by any other person or persons. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors at any time, before or after notice of such meeting has been sent to the stockholders of the Corporation.

(b)
A stockholder may not submit a written request to call a special meeting unless such stockholder is a holder of record of Voting Stock on the record date fixed to determine the stockholders entitled to request the call of a special meeting. Any stockholder seeking to call a special meeting to transact business shall, by written notice to the Secretary, request that the Board of Directors fix a record date for stockholders entitled to request the call of the special meeting. A written request to fix such a record date shall include all of the information that must be included in a written request to call a special meeting from a stockholder who is not a Solicited Stockholder, as set forth in paragraph (c) of this Section. The Board of Directors may, within ten (10) days of the Secretary’s receipt of a written request to fix a record date containing all the information required by or pursuant to this paragraph, fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted. If a record date is not so fixed by the Board of Directors, the record date shall be the date that the first written request to call a special meeting containing all the information required by or pursuant to this paragraph is received by the Secretary with respect to the proposed business to be conducted at a special meeting.

(c)
A written request for a special meeting shall include the following: (i) the signature of the stockholder of record signing such request and the date such request was signed, (ii) a reasonably brief description of the business or nomination desired to be brought before the meeting (including any nominees for election or re-election as directors, if applicable) and the reasons for conducting such business at the meeting, and (iii) for each written request submitted by a person or entity other than a Solicited Stockholder, as to the Proposing Person or Nominating Person, as applicable, all of the information required to be disclosed pursuant to Article II, Sections 5(c)(i) and 5(c)(ii) or 6(c)(i)- (iii) of these Bylaws, as applicable.

For purposes of this Section, “Special Meeting Solicitation Statement” means the representation in Article II, Section 5(c)(ii)(G) made pursuant to Article II, Section 8(c)(iii).

For purposes of this Section, “Solicited Stockholder” means any stockholder that has provided a request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A.

A stockholder providing a written request for a special meeting shall further update and supplement the information contained in such request, if necessary, so that the information provided or required to be provided in such request shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any postponement or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof); provided, that, no such update and supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any party or the validity (or invalidity) of any proposal that failed to comply with this Section 8, or is rendered invalid as a result of any inaccuracy therein).

EXHIBIT 3.1

A stockholder may revoke a request to call a special meeting by written revocation received by the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the special meeting; provided, however, that if any such revocation(s) are received by the Secretary after the Secretary’s receipt of written requests from the holders of the Required Percentage of Voting Stock, and as a result of such revocation(s), there no longer are unrevoked requests from the holders of the Required Percentage of Voting Stock to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting, including whether to cancel the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a special meeting of stockholders except in accordance with this Section 8. The Board of Directors may, if the facts warrant, determine that the business proposal or nomination was not requested properly in accordance with this Section 8 and shall not be presented for stockholder action at any special meeting called by a stockholder if (i) any stockholder who has provided a Special Meeting Solicitation Statement with respect to such proposal does not act in accordance with the representations set forth therein or (ii) the business proposal or nomination appeared in a written request submitted by a stockholder (other than a Solicited Stockholder) who did not provide the information required by paragraph (c)(iii) of this Section in accordance with such clause. If none of the stockholders who submitted a request to call a special meeting appears at the special meeting to present the business or nomination to be brought before such meeting that were specified in the request to call a special meeting, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election) and such proposed business shall not be transacted, notwithstanding that such nomination or proposed business is set forth in the notice of special meeting and notwithstanding that proxies or votes in respect of such vote may have been solicited or received by the Corporation.

(d)
A special meeting request shall not be valid, and the Corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (ii) an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors) was presented at a meeting of stockholders occurring within one hundred twenty (120) days preceding the earliest date of signature on the special meeting request, provided that the removal of directors and the filling of the resulting vacancies shall be considered the same or substantially similar to the election of directors at the preceding annual meeting of stockholders; (iii) the special meeting request is delivered during the period commencing one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or (iv) the special meeting request does not comply with the requirements of this Section.

(e)
The Board of Directors shall determine the place, if any, date and time of any special meeting called at the request of one or more stockholders, and the date of such special meeting shall be no more than ninety (90) days after the date on which the Board of Directors fixes the record date of the special meeting. The record date for a special meeting shall be fixed in accordance with Section 213 of the DGCL. Business transacted at a stockholder-requested special meeting shall be limited to: (i) the business stated in the valid special meeting request received from the Required Percentage of Voting Stock; and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting.

Section 9. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of Directors or, in his or her absence, the Vice Chairman of the Board of Directors or, in his or her absence, the chief executive officer of the Corporation or, in his or her absence, the president of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as the chairperson of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

EXHIBIT 3.1

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion.

Section 10. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either (i) the chairperson of the meeting or (ii) the stockholders by the affirmative vote of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time. In addition, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason, and whether or not a quorum is present) to recess and/or adjourn a meeting of stockholders. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Article II, Section 3 of these Bylaws. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 11. When a quorum is present at any meeting, (i) a plurality of the votes cast at any meeting of stockholders for the election of directors shall be sufficient to elect a director and (ii) the affirmative vote of the holders of a majority of the voting power, present in person or represented by proxy, shall decide any other question brought before such meeting, unless the question is one upon which a different vote is required by law, the certificate of incorporation, or the rules of any stock exchange upon which the Corporation’s securities are listed.

Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three

(3) years from its date, unless the proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 12. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 13. Before any meeting of stockholders, the Corporation shall appoint one (1) or more inspectors to act at the meeting and make a written report thereof. If no inspector is able to act at the meeting, then the chairperson of the meeting may appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

EXHIBIT 3.1

Such inspector(s) shall:

(i)
ascertain the number of shares outstanding and the voting power of each;
(ii)
determine the shares represented at a meeting and the validity of proxies and ballots;
(iii)
count all votes or ballots;
(iv)
determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(v)
certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Any report or certificate made by the inspector(s) of election is prima facie evidence of the facts stated therein.

Section 14. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation nor other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III DIRECTORS

Section 1. The authorized number of directors shall be determined from time to time by resolution of the Board of Directors; provided, that, the Board shall consist of at least five (5) members. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Each director elected shall hold office until his or her successor is duly elected and qualified or until he or she shall resign, become disqualified, or be otherwise removed. Directors need not be stockholders.

Section 2. The directors shall be divided and elected into three classes designated as Class I, Class II and Class III, respectively. At the first annual meeting of stockholders following the initial adoption of this Article III Section 2, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the initial adoption of this Article III Section 2, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the initial adoption of this Article III Section 2, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, (i) directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

Section 3. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Except as otherwise required by law or by the Board of Directors, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by an affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of the class for which such directors have been chosen, and until their successors shall have been duly elected and qualified.

EXHIBIT 3.1

If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total voting power at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 4. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6. Regular meetings of the Board of Directors may be held without notice at such time, on such date, and at such place, if any, as shall from time to time be determined by the Board of Directors and publicized among all directors.

Section 7. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the chief executive officer, the president or a majority of the authorized number of directors and shall be held at such place, if any, on such date and at such time as he, she or they shall fix. Notice of the place, if any, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than four (4) days before the meeting or by telephone, facsimile or electronic transmission not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at the special meeting.

Section 8. At all meetings of the Board of Directors a majority of the total number of authorized directors shall constitute a quorum for the transaction of business and the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically required by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 9. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors or the committee thereof, in the same paper or electronic form as the minutes are maintained.

Section 10. Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 11. The Board of Directors may, by the affirmative vote of a majority of the total authorized number of

EXHIBIT 3.1

directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 13. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

COMPENSATION OF DIRECTORS

Section 14. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

REMOVAL OF DIRECTORS

Section 15. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any director or the entire Board of Directors may be removed only for cause by the holders of a majority of the shares then entitled to vote at an election of directors.

DIRECTOR INDEPENDENCE

Section 16. Subject to Article III Section 17, at least three-fourths of the directors (rounded down) then serving on the Board of Directors shall be “Independent Directors” as defined in Listing Rule 5605(a)(2) of The Nasdaq Stock Market LLC (“Nasdaq”) (as such Listing Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by Nasdaq having substantially the same effect as such Listing Rule) (such requirement, the “Independence Requirement”).

Section 17. If the Corporation fails to comply with the Independence Requirement due to one or more vacancies on the Board of Directors, or if one or more directors cease to be an “Independent Director” due to circumstances beyond their reasonable control, the Corporation shall regain compliance with the Independence Requirement by the earlier of its next annual meeting of stockholders or one (1) year

EXHIBIT 3.1

from the occurrence of the event that caused the failure to comply with the Independence Requirement; provided, however, that if the next annual meeting of stockholders occurs no later than 180 days following the event that caused the failure to comply with the Independence Requirement, the Corporation shall instead have 180 days from such event to regain compliance.

EMERGENCY BYLAWS

Section 18. The provisions of this Section 18 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL, notwithstanding any different or conflicting provisions in these Bylaws, the certificate of incorporation or the DGCL. In the event of any such emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any such emergency condition, the Corporation and its directors and officers, may exercise any authority and take any action or measure that is contemplated by Section 110 of the DGCL.

ARTICLE IV NOTICES

Section 1. Unless otherwise specified in the certificate of incorporation or the Bylaws, whenever, under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, notice shall be deemed given, if by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and deposited in the United States mail. Notice to directors may also be given by electronic transmission.

Section 2. Notice to stockholders of stockholder meetings shall be given as provided in Section 2 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders, any notice to stockholders given by the Corporation under the DGCL, the certificate of incorporation, or the Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given: (1) if mailed, when the notice is deposited into the U.S. mail, postage prepaid; (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address; or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the certificate of incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. The Corporation may give a notice by electronic mail in accordance with (3) of the previous paragraph without obtaining the stockholder consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)
if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)
if by a posting on an electronic network together with separate notice to the stockholder of

EXHIBIT 3.1

such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii)
if by any other form of electronic transmission, when directed to the stockholder.

A notice may not be given by an electronic transmission from and after the time that:

(i)
the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(ii)
such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 3. An “electronic transmission” for purposes of these Bylaws has the meaning assigned to it under Section 232(d)(1) of the DGCL, as may be amended from time to time.

Section 4. Whenever any notice is required to be given under the DGCL, the certificate of incorporation or these Bylaws, a written waiver, signed by the person entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because ethe meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or the Bylaws.

ARTICLE V OFFICERS

Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president and a secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also choose a chief executive officer, a chief financial officer or treasurer, one (1) or more vice presidents, one (1) or more assistant secretaries and one (1) or more assistant treasurers. The Board of Directors may empower the president or chief executive officer (if the chief executive officer is an officer other than the president) of the Corporation to appoint officers other than the chief executive officer, the president, the chief financial officer or the treasurer. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide.

Section 2. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3. The compensation of all officers of the Corporation shall be fixed by or in the manner determined by the Board of Directors.

Section 4. Each officer of the Corporation shall hold office until such officer’s successor is chosen and qualified, or until such officer’s earlier resignation or removal. Any officer of the Corporation may

EXHIBIT 3.1

be removed at any time by or in the manner determined by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in Article V, Section 1.

THE CHAIRMAN AND VICE CHAIRMAN OF THE BOARD

Section 5. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors at which he or she shall be present. He or She shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board and as may be provided by law.

Section 6. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors at which he or she shall be present. He or She shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board and as may be provided by law.

THE PRESIDENT AND VICE PRESIDENT

Section 7. The president shall be the chief executive officer of the Corporation unless the Board of Directors shall have designated the Chairman or another officer as the chief executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the chief executive officer (if the chief executive officer is an officer other than the president), and subject to such supervisory powers and authority as may be given by the Board of Directors to the Chairman of the Board, and/or to any other officer, the president shall have general and active management of the business of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of president or that are delegated to the president by the Board of Directors.

Section 8. The president shall have the power to sign and execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 9. In the absence of the president or in the event of his or her inability or refusal to act, the vice president, if any, (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board of Directors or the chief executive officer (if the chief executive officer is an officer other than the president) may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 10. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record, or cause to be recorded, all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or She shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he or she shall be. He or She shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

EXHIBIT 3.1

Section 11. The assistant secretary, if any, (or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election)) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURER

Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 13. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at regular meetings of the Board of Directors or when the Board of Directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 14. If required by the Board of Directors, the treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 15. The assistant treasurer, if any (or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election)) shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

Section 16. Unless otherwise directed by the Board of Directors, the chief executive officer, the president or any officer of the Corporation authorized by the chief executive officer or the president shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equity holders of or with respect to any action of stockholders or equity holders of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity.

ARTICLE VI CERTIFICATE OF STOCK

Section 1. Every holder of stock in the Corporation shall be entitled to a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation, including the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, president, chief executive officer (if the chief executive officer is an officer other than the president), vice president, treasurer, assistant treasurer, secretary or an assistant secretary of the Corporation, representing the number of shares registered in certificate form. The Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the

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Corporation.

If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

LOST, STOLEN OR DESTROYED CERTIFICATES

Section 3. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

TRANSFER OF STOCK

Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer (or by delivery of duly executed instructions with respect to uncertificated shares), it shall be the duty of the Corporation to issue a new certificate (or uncertificated shares) to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 5. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be date for making such determination.

If the Board of Directors does not fix a record date, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting,

EXHIBIT 3.1

and in such case shall also fix the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

REGISTERED STOCKHOLDERS

Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

ARTICLE VII GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Before payment of any dividend, the Board of Directors may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

CHECKS

Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

Section 6. The Corporation shall indemnify, to the fullest extent authorized under the DGCL (as may be

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amended from time to time), any person who was or is made, or threatened to be made, a party to any threatened, pending or completed action or proceeding, whether criminal, civil, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that the person is or was a director, officer or trustee of the Corporation or a predecessor corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans (a “Covered Person”) against expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by the person in connection with such proceeding; provided, that, the Corporation shall indemnify any such Covered Person seeking indemnity in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, except in the case that such Covered Person brings suit against the Corporation to recover any unpaid amount of a claim for indemnification or advancement of expenses in accordance with this Section 6.

The rights to indemnification and to the advancement of expenses provided for in this Section 6 shall: (i) not be exclusive of any other rights to which those indemnified may now or hereafter be entitled by law, the certificate of incorporation, the Bylaws, any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a Covered Person, and (iii) inure to the benefit of the heirs, executors and administrators of such Covered Person. The Corporation’s obligation to provide indemnification or advancement of expenses under this Section 6 shall be offset to the extent of any other source of indemnification or advancement or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

Expenses incurred by a Covered Person in defending in action, suit or a proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of an undertaking by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Covered Person is not entitled to be indemnified for such expenses under this Section and otherwise; provided, however, that the Corporation shall not be required to advance any expenses to a Covered Person against whom the Corporation directly brings a claim in a proceeding, alleging that such person has breached his or her duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

If a claim under the foregoing provisions in this Section 6 is not paid in full by the Corporation within sixty (60) days after a written notice from the Covered Person has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall be entitled to also be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by the Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such

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applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Section 6 or otherwise shall be on the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any person (who is not a Covered Person ) who was or is made, or threatened to be made, a party to a proceeding by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

The foregoing provisions of this Section 6 shall be deemed to be a contract between the Corporation and each Covered Person who serves in such capacity at any time while these Bylaws are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

ARTICLE VIII AMENDMENTS

Section 1. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the Corporation’s outstanding voting stock. To the extent provided in the Corporation’s certificate of incorporation, Board of Directors shall also have the power to alter, amend, repeal or adopt new bylaws of the Corporation.

ARTICLE IX

FORUMS FOR ADJUDICATION OF DISPUTES

Section 1. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (i) any derivative claim or cause of action brought on behalf of the Corporation; (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee, or stockholder of the Corporation, to the Corporation or the Corporation’s stockholders; (iii) any claim or cause of action against the Corporation or any current or former director, officer or other employee, or stockholders of the Corporation, arising out of or pursuant to any provision of the DGCL, the certificate of incorporation or these Bylaws (as each may be amended from time to time); (iv) any

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claim or cause of action seeking to interpret, apply, enforce or determine the validity of the certificate of incorporation or these Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against the Corporation or any current or former director, officer or other employee, or stockholder of the Corporation, governed by the internal affairs doctrine or otherwise related to the Corporation’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Article IX Section 1 shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “1933 Act”), or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

Section 2. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters for any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

Section 3. Any person or entity holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.